EXHIBIT 4.8

                            SHARE PURCHASE AGREEMENT
                            ------------------------


                  THIS AGREEMENT is made as of November 2, 2001


BETWEEN: JDS UNIPHASE INC., a corporation incorporated under the laws of Canada, having its offices at 570 West Hunt Club Road Nepean, Ontario, K2G 5W8,

                                        (hereinafter, the "SELLER"); AND:
                                        3905268 CANADA INC., a corporation
                                        incorporated under the laws of Canada,
                                        having its head office at 465 Godin
                                        Ave., Vanier, Quebec, GIM 3G7,

                                        (hereinafter, the "BUYER");

         WHEREAS EXFO Electro-Optical Engineering Inc., the Buyer, the Company, Sami Yazdi, Giovanni Forte, Nando Digiambattista, Sergio Prestipino, Patrick Ostiguy, Stephane Bonenfant, Claude Richer and Jocelyn Ouellet have entered into an agreement of merger dated as of August 20, 2001, as amended, (the "AGREEMENT OF MERGER") to which the Seller has intervened on August 20, 2001;

         WHEREAS the Agreement of Merger provides for the purchase by the Buyer from the Seller of certain shares of the Company held by the Seller, prior to the closing of the transactions contemplated therein;

         WHEREAS the Buyer wishes to purchase the Shares and the Seller has agreed to sell the Shares to the Buyer, the whole on the terms and conditions herein set forth;


IN CONSIDERATION of the mutual covenants, agreements, representations and warranties contained in this Agreement, and of other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree as follows:

                                    ARTICLE 1

                                 INTERPRETATION

1.1      DEFINITIONS.  In this Agreement,

         "AGREEMENT" means this share purchase agreement including all attached schedules, as the same may be supplemented, amended, restated or replaced from time to time;

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         "APPLICABLE LAW" means any domestic statute, law, ordinance, regulation, by-law (zoning or otherwise) or any order, judgment, injunction, decree, award or writ of any court, tribunal, arbitrator, Governmental Authority, or other Person having jurisdiction, that applies to the Seller, the Buyer or the Company;

         "ARTICLES" means the articles of incorporation, amendment, continuance and amalgamation, as the case may be, of the Company;

         "BUSINESS DAY" means a day other than a Saturday or Sunday on which Canadian chartered banks are open for the transaction of domestic business in Montreal, Quebec;

         "CLAIMS" means any demand, action, cause of action, damage, loss, cost, liability, expense or requirements, governmental or otherwise, including the cost of legal representation in respect thereof and any interest or penalty arising in connection therewith;

         "CLOSING" means the completion of the sale to, and purchase by, the Buyer of, the Shares and the completion of all other transactions contemplated by this Agreement which are to occur contemporaneously with the purchase and sale of the Shares;

         "CLOSING DATE" means the date of execution of this Agreement, which will take place at the offices of Fasken Martineau DuMoulin LLP, Stock Exchange Tower, Suite 3400, 800 Place Victoria, Montreal, Quebec.

         "CLOSING DOCUMENT" means any document delivered at or subsequent to the Closing Date as provided in or pursuant to this Agreement;

         "COMPANY" means Avantas Networks Corporation;

         "ENCUMBRANCE" means any security interest, mortgage, lien, hypothec, pledge, hypothecation, assignment, charge, deemed trust, voting trust or pooling agreement with respect to securities, an adverse claim or any other right or option, affecting the Shares;

         "GOVERNMENTAL AUTHORITY" means any domestic government whether federal, provincial or municipal and any governmental agency, governmental authority, governmental tribunal, governmental commission or regulatory authority of any kind whatever;

         "INCLUDING" means "including without limitation" and the term "including" shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it;

         "LIABILITIES" means all costs, expenses, charges, debts, liabilities claims, demands and obligations, whether primary or secondary, direct or indirect, fixed, contingent, absolute

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         or otherwise, under or in respect of any contract, agreement, arrangement, lease, commitment or undertaking, applicable laws and taxes;

         "PARTIES" means the Buyer and the Seller collectively, and "Party" means any one of them;

         "PERSON" shall be broadly interpreted and includes an individual, body corporate, partnership, joint venture, trust, association, unincorporated organization, the Crown, any Governmental Authority or any other entity recognized by law;

         "PURCHASE PRICE" means the purchase price to be paid by the Buyer to the Seller as provided in Section 2.2;

         "SHAREHOLDER'S AGREEMENT" means the shareholder's agreement among the shareholders of the Company dated as of December 21, 2000;

         "SHARES" means [4,678,875 series B1 Voting Preferred Shares and 584,859 series B2 Non Voting Preferred Shares] in the share capital of the Company;

1.2 HEADINGS. The division of this Agreement into articles, sections, subsections and schedules and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The article, section, subsection and schedule headings in this Agreement are not intended to be full or precise descriptions of the text to which they refer and are not to be considered part of this Agreement. All uses of the words "hereto", "herein", "hereof", "hereby" and "hereunder" and similar expressions refer to this Agreement and not to any particular section or portion of it. References to an Article, Section, Subsection or Schedule refer to the applicable article, section, subsection or schedule of this Agreement.

1.3 NUMBER AND GENDER. In this Agreement, words in the singular include the plural and vice-versa and words in one gender include all genders.

1.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions and understandings, written or oral, between the Parties with the exception of applicable terms of the Agreement of Merger. There are no representations, warranties, conditions, other agreements or acknowledgements, whether direct or collateral, express or implied, that form part of or affect this Agreement, or which induced any Party to enter into this Agreement or on which reliance is placed by any Party, except as specifically set forth in this Agreement, in the Closing Documents or in the Agreement of Merger.

1.5 AMENDMENT. This Agreement may be amended, modified or supplemented only by a written agreement signed by all Parties.

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1.6      WAIVER OF RIGHTS. Any waiver of, or consent to depart from the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

1.7 APPLICABLE LAW. This Agreement shall be governed by, and interpreted and enforced in accordance with the laws in force in the Province of Quebec (excluding any conflict of laws, rule or principle which might refer such interpretation to the laws of another jurisdiction).

1.8 CURRENCY. Unless specified otherwise, all statements of or references to dollar amounts in this Agreement are to lawful money of the United States of America.

1.9 PERFORMANCE ON HOLIDAYS. If any action is required to be taken pursuant to this Agreement on or by a specified date which is not a Business Day, then such action shall be valid if taken on or by the next succeeding Business Day.

                                    ARTICLE 2

                 PURCHASE AND SALE OF SHARES AND PROMISSORY NOTE

2.1 PURCHASE AND SALE OF SHARES. The Buyer hereby purchases the Shares and the Seller hereby irrevocably and unconditionally sells, assigns, transfers and conveys the Shares to the Buyer all as provided in this Agreement.

2.2 PURCHASE PRICE. The Purchase Price for the Shares is US$31,054,980.54, payable at Closing by way of a non-interest bearing promissory note (the "NOTE"), which Note shall be paid in full upon the completion of the transactions set forth in the Agreement of Merger.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

In order to induce the Buyer to enter into this Agreement, the Seller represents and warrants to Buyer the matters set forth below, which shall be true on the date of execution hereof and on the Closing Date:

3.1 AUTHORISATION. The Seller has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Seller and the consummation by it of the transactions contemplated hereby have been

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         duly authorised by all necessary action on its part, and no further action is required by the Seller. This Agreement has been duly executed by the Seller and, assuming this Agreement constitutes a valid and binding obligation of the Buyer, this Agreement constitutes a valid and binding agreement of the Seller enforceable against the Seller in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general principles of equity, regardless of whether such enforceability is considered in equity or at law. The Seller, as a result of executing this Agreement and performing its obligations hereunder, is not in violation of any of the provisions of its certificate or incorporation, bylaws or other organisational documents.

3.2 OWNERSHIP OF COMPANY SHARES. The Seller has the right, power and authority to sell, transfer, assign, vote and deliver the Shares being sold by it hereunder. Immediately prior to the delivery of the Shares to the Buyer, the Seller will be the sole registered and beneficial owner of the Shares it holds and have good and valid title to such Shares, free and clear of all Encumbrances and restrictions on transfer other than those in the articles of the Company and which shall have been complied with at Closing. Except for the Shareholders' Agreement, there are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights or agreements or instruments or understandings of any character to which the Seller is a party, obligating the Seller to deliver or sell, or cause to be delivered or sold, contingently or otherwise, such Shares. Except for the Shareholders' Agreement, there are no voting trust agreements or other contracts, agreements, arrangements, commitments, plans or understandings to which the Seller is a party restricting or otherwise relating to voting, dividend or other rights with respect to the Shares.

3.3 CONSENTS AND APPROVALS. No consent, approval, order or authorisation of, or registration, declaration or filing, is required by or with respect to the Seller in connection with the execution and delivery of this Agreement by the Seller or the consummation by it of the transactions contemplated by this Agreement.

                                    ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

Buyer hereby represents and warrants to the Seller, as of the date hereof, as follows:

4.1 AUTHORIZATION. The Buyer has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Buyer and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on its part and no further action is required by the Buyer. This Agreement has been duly executed by the Buyer and, assuming this

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         Agreement constitutes a valid and binding obligation of the Seller, this Agreement constitutes a valid and binding agreement of the Buyer enforceable against the Buyer in accordance with its terms, subject, however, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity, regardless of whether such enforceability is considered in equity or at law.

4.2 CONSENTS AND APPROVALS. No consent, approval, order or authorization of, or registration, declaration or filing with respect to the Buyer in connection with the execution and delivery of this Agreement by the Buyer or the consummation by the Buyer of the transactions contemplated by this Agreement.

                                    ARTICLE 5

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

5.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Seller or the Buyer in this Agreement shall terminate on the date which is 90 days after the date EXFO Electro-Optical Engineering Inc. has publicly released its audited financial statements for the year ended August 31, 2003 except to the extent that, during such period, any Party shall have given detailed notice (to the extent feasible) to the other Party of a specified Claim in respect of any representation or warranty in which case such representation and warranty with respect to such Claim shall continue in full force and effect until the final determination of such Claim.

                                    ARTICLE 6

                                 INDEMNIFICATION

6.1 INDEMNIFICATION BY THE SELLER. The Seller shall be liable to the Buyer and shall defend, indemnify and hold harmless the Buyer against any and all Claims incurred or suffered by or imposed upon the Buyer or the Company arising directly or indirectly out of:

         6.1.1 the breach of any representation or warranty of the Seller contained in or contemplated by this Agreement or in any other agreement or document required to be furnished by the Seller to the Buyer hereunder,; and;

         6.1.2 the breach or non-fulfilment of any agreement, covenant, undertaking or obligation of the Seller contained in this Agreement.

6.2 INDEMNIFICATION BY THE BUYER. The Buyer shall be liable to the Seller and shall defend, indemnify and hold harmless the Seller against any and all Claims incurred or suffered by or imposed upon any of the Seller arising directly or indirectly out of:

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         6.2.1    the breach of any representation or warranty of the Buyer
                  contained in or contemplated by this Agreement or in any other agreement or document required to be furnished by the Buyer to the Seller hereunder; and

         6.2.2 the breach or non-fulfilment of any agreement, covenant, undertaking or obligation of the Buyer contained in this Agreement.

6.3 THIRD PARTY CLAIMS. With respect to third party claims, the following indemnification procedures shall apply:

         6.3.1 promptly upon receipt by the Buyer or the Company or the Seller (in this paragraph referred to as the "INDEMNITEE"), as the case may be, of notice of any demand or statement by or on behalf of any person or entity other than the Buyer or the Seller which, if maintained or enforced, will or might result in any Claim of the nature described in Section 6.1 or 6.2 ("THIRD-PARTY CLAIM") in respect of which the Indemnitee proposes to demand indemnification from the Buyer or the Seller (in this section referred to as the "INDEMNITOR"), as the case may be, pursuant to the provisions hereof, the Indemnitee shall give written notice to that effect to the Indemnitor with reasonable promptness;

         6.3.2 the Indemnitor shall have the right by written notice to the Indemnitee not later than 30 days after giving of the notice described in Subsection 6.3.1 to assume the control of the defence, compromise or settlement of the Third-Party Claim, provided that such assumption shall, by its terms, be without cost to the Indemnitee and shall not limit in any way the Indemnitee's right to indemnification pursuant to the provisions hereof;

         6.3.3 upon the assumption of control by the Indemnitor as aforesaid, the Indemnitor shall, at its expense, diligently proceed with the defence, compromise or settlement of the Third-Party Claim at Indemnitor's sole expense, including the retention of counsel, and, in connection therewith, the Indemnitee shall cooperate fully, but at the sole expense of the Indemnitor, to make available to the Indemnitor all pertinent information and witnesses under the Indemnitee's control, make such assignments and take such other steps as in the opinion of counsel for the Indemnitor are necessary to enable the Indemnitor to conduct such defence;

         6.3.4 the final determination of any such Third-Party Claim, including all related costs and expenses, shall be binding and conclusive upon the Parties hereto, as to the validity or invalidity, as the case may be, of such Third-Party Claim against the Indemnitor hereunder. Notwithstanding any provision of this Section 6.3, the Indemnitor may not consent to any settlement of a Third-Party Claim if the terms of such settlement require the Indemnitee to act or refrain from acting, without the prior consent of the Indemnitee;

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         6.3.5    should the Indemnitor fail to give notice to the Indemnitee as provided in Subsection 6.3.2, the Indemnitee shall be entitled to make such settlement of the Third-Party Claim as in its sole discretion may appear advisable, and such settlement or any other final determination of the Third-Party Claim shall be binding upon the Indemnitor.

6.4      EXCLUSIVE REMEDY FOR DAMAGES. The rights of indemnity set forth in this
         Article 6 are the sole and exclusive remedy of each Party in respect of a Claim by any Party hereunder or under any Closing Document, provided however that nothing herein shall limit a Party's recourse to any equitable remedies. Article 6 shall remain in full force and effect in all circumstances and shall not be terminated by any breach (fundamental, negligent or otherwise) by any Party of its representations, warranties or covenants hereunder or under any Closing Document or by any termination or rescission of this Agreement or any Closing Document or any part hereof or thereof.

                                    ARTICLE 7

                                CLOSING DOCUMENTS

7.1 CLOSING DOCUMENTS. In addition to any agreements or deeds required to give effect to the transfer of the Shares in favour of the Buyer, the Parties agree to enter into or to deliver the following agreements and documents at the Closing Date, which agreements and documents shall be satisfactory to the Buyer and the Seller and their respective counsel, acting reasonably:

         7.1.1    the Note representing the amount of the Purchase Price;

         7.1.2 share certificates representing the Shares duly endorsed by the Seller in blank for transfer to the Buyer;

         7.1.3 legal opinion of counsel of each of the Company and the Seller satisfactory to the Buyer, acting reasonably.

                                    ARTICLE 8

                             POST-CLOSING DOCUMENTS

8.1 The Parties agree to enter into or deliver the following agreements and documents upon the completion of the transactions set forth in the Agreement of Merger: certified cheques or bank drafts drawn by the Buyer, or on its behalf, and payable to the order of the Seller in payment of the Note at Closing, and a receipt and release therefor.

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                                    ARTICLE 9

                                     GENERAL

9.1 EXPENSES. Each Party shall pay all expenses it incurs in authorizing, preparing, executing and performing this Agreement and the transactions contemplated hereunder, whether or not the Closing occurs, including all fees and expenses of its legal counsel, accountants or other representatives or consultants.

9.2 COMMISSION. Each Party represents and warrants to the other Party that such other Party will not be liable for any brokerage commission, finder's fee or other similar payment in connection with the transactions contemplated hereby because of any action taken by, or agreement or understanding reached by, the first Party.

9.3      TIME. Time is of the essence of each provision of this Agreement.

9.4 NOTICES. Any demand, notice or other communication to be given in connection with this Agreement will be given in writing and will be given by personal delivery, by registered mail or by electronic means of communication addressed to the recipient as follows:

         To the Seller:

                  JDS UNIPHASE INC. INC.
                  570 West Hunt Club Road
                  Nepean, Ontario
                  K2G 5W8

                  Attention:  Ken Scott

                  Fax No.:    (613) 727-1852

         To the Buyer:

                  3905268 CANADA INC.
                  465 Godin Avenue
                  Vanier, Quebec
                  G1M 3G7

                  ATTENTION:  GERMAIN LAMONDE, PRESIDENT

                  Fax No.:    (418) 683-9839

         With a copy to:

                  Robert Pare

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                                      -10-

                  FASKEN MARTINEAU DUMOULIN
                  Stock Exchange Tower
                  Suite 3400
                  800 Place-Victoria
                  Montreal, Quebec
                  H4Z 1E9

         or to such other address, individual or electronic communication number as may be designated by notice given by either party to the other. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the fifth Business Day following the deposit thereof in the mail, and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the Business Day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice or other communication may not be mailed but must be given by personal delivery or by electronic communication.

 9.5 PUBLIC ANNOUNCEMENTS. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement, no party hereto will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of Buyer (in the case of the Seller) or the Seller (in the case of Buyer), which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that: (a) nothing herein will prohibit either party from issuing or causing publication of any such press release or public announcement to the extent that such party's counsel reasonably determines such action to be required by law, or the regulations of any government agency or the exchanges or markets on which shares of the Seller of the Buyer are traded, in which case the party making such determination will, to the greatest extent practicable in light of the circumstances, use best efforts to allow the other party reasonable time to comment on such release or announcement in advance of its issuance; and (b) Buyer and the Seller may disclose this Agreement and the transactions contemplated hereby to third parties in connection with securing consents of such third parties and in connection with any permits, approvals, filings or consents required by law to be obtained.

9.6 ASSIGNMENT. Neither Party may assign any rights or benefits under this Agreement, including the benefit of any representation or warranty, to any Person. Each Party agrees to perform its obligations under this Agreement itself, and not to arrange in any way for any other Person to perform those obligations. No assignment of benefits or arrangement for substituted performance by one Party shall be of any effect against the other Party except to the extent that other Party has consented to it in writing. Subject to the foregoing, this Agreement shall enure to the benefit of and be binding upon the Parties

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         and their respective successors (including any successor by reason of amalgamation or statutory arrangement of any Party).

9.7 FURTHER ASSURANCES. Each Party shall do such acts and shall execute such further documents, conveyances, deeds, assignments, transfers and the like, and will cause the doing of such acts and will cause the execution of such further documents as are within its power as any other Party may in writing at any time and from time to time reasonably request be done and or executed, in order to give full effect to the provisions of each Closing Document.

9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts. Each executed counterpart shall be deemed to be an original. All executed counterparts taken together shall constitute one agreement.

TO WITNESS their agreement, the Parties have duly executed this Agreement at Montreal, Quebec, as of the date indicated hereinabove.


                                   JDS UNIPHASE INC.


                                By:     /s/ Ken Scott
                                        ---------------------------------------
                                Name:   Ken Scott
                                        ---------------------------------------
                                Title:  Vice President
                                        ---------------------------------------



                                   3905268 CANADA INC.


                                By:     /s/ Germain Lamonde
                                        ---------------------------------------
                                Name:   Germain Lamonde
                                        ---------------------------------------
                                Title:  President
                                        ---------------------------------------